Exhibit 23.4




                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Commerce Bank of Virginia
Richmond, Virginia

We do hereby consent to the use in this Registration Statement (Form S-4) and related Prospectus/Proxy Statement of our report dated January 20, 1995 on the statements of condition of Commerce Bank of Virginia as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994, contained therein.

We also consent to the reference to us under the caption "Experts" in the Prospectus/Proxy Statement.




                                                           /s/  BDO Seidman, LLP

Richmond, Virginia
January 17, 1996